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SFX Broadcasting Inc. [LOGO]
                                                For further information:

                                                Timothy J. Klahs
                                                Director, Investor Relations
                                                SFX Broadcasting, Inc.

FOR IMMEDIATE RELEASE                           (212) 407-9126


                     SFX BROADCASTING COMPLETES ACQUISITION
                OF LEADING CONCERT PROMOTION/PRODUCTION COMPANY

NEW YORK, January 7, 1997 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) today announced that it has completed its acquisition of privately-owned Delsener/Slater Enterprises, Ltd. for approximately $20 million of cash, plus $4 million of future payments. The cash portion of the transaction was provided by existing cash reserves of the company and by borrowing on its $225 million line of credit, which remains substantially undrawn.

Based in New York City and founded in 1966, Delsener/Slater is a leading promoter of contemporary music concerts and one of the nation's five largest concert production companies. It has produced more outdoor concert events than any other company in the United States, and it maintains long-term exclusive rights to several important promotional venues. Delsener/Slater is now an independent division of SFX and will retain its current name, management and corporate location.

Commenting on the transaction, Robert F. X. Sillerman, Executive Chairman of SFX Broadcasting, Inc., said, "The completion of this transaction represents the start of an exciting new chapter for the combined companies. The traditional ability of SFX to broadcast recorded music over our radio stations combined with our new delivery channel for live musical entertainment creates many exciting promotional opportunities. Each of the entities will benefit from its association with a premier name in a closely related area of the music business, but the benefits go beyond mere association. Delsener/Slater will have the opportunity to extend its geographical reach beyond the Northeast, where it has historically operated, and deliver its promotional efforts over a nationwide system of radio stations. For its part, SFX will now be able to further strengthen its listenership with the added dimension of providing those listeners with the fresh excitement of concert promotion."

With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following 78 radio stations in 23 markets:

                          - list of stations follows -
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Dallas, TX                Greensboro, NC          Tucson, AZ
   KTXQ-FM***                WMAG-FM                 KWFM-FM
   KRRW-FM***                WHSL-FM                 KRQQ-FM
Houston, TX                  WTCK-AM                 KNST-AM
   KKRW-FM                   WMFR-AM                 KCEE-AM
   KODA-FM                Nashville, TN           Springfield/Northampton,
   KQUE-FM***                WSIX-FM              MA
   KNUZ-AM***                WRVW-FM                 WHMP-FM
San Diego, CA             Raleigh-Durham, NC         WPKX-FM
   KPLN-FM                   WRSN-FM                 WHMP-AM
   KYXY-FM                   WTRG-FM              Witchita, KS
Pittsburgh, PA               WDCG-FM                 KRZZ-FM
   WDVE-FM***                WRDU-FM                 KKRD-FM
   WXDX-FM***             Jacksonville, FL           KNSS-AM
   WDSY-FM***                WFYV-FM**            New Haven, CT
   WJJJ-FM***                WAPE-FM**               WPLR-FM
Cleveland, OH                WKQL-FM                 WYBC-FM*
   WLTF-FM***                WIVY-FM              Daytona Beach, FL
   WTAM-AM***                WOKV-AM                 WGNE-FM
Providence, RI               WBWL-AM              Jackson, MS
   WSNE-FM                Richmond, VA               WKTF-FM
   WHJY-FM                   WMXB-FM                 WMSI-FM
   WHJJ-AM                   WVGO-FM***              WSTZ-FM
Indianapolis, IN             WLEE-FM***              WJDX-FM
   WFBQ-FM***                WKHK-FM***              WJDS-AM
   WRZX-FM***                WBZU-FM***              WZRX-AM
   WNDE-AM***             Albany, NY              Biloxi, MS
Charlotte, NC                WGNA-FM                 WKNN-FM
   WLYT-FM                   WPYX-FM                 WMJY-FM
   WTDR-FM                   WTRY-FM
Hartford, CT                 WGNA-AM
   WHCN-FM                   WTRY-AM
   WMRQ-FM                Greenville-Spartanburg, SC
   WKSS-FM                   WMYI-FM
   WWYZ-FM***                WSSL-FM
   WPOP-AM                   WROQ-FM
                             WGVL-AM



*        Joint Selling Agreement (JSA)
**       Local Marketing Agreement (LMA) with a contract to acquire
***      Under contract to be acquired

Under contract to be sold or swapped by SFX are WHFM(FM), WBAB(FM), WBLI(FM) and WGBB-AM in Long Island, NY; WHFS(FM) in Washington, DC/Baltimore, MD;WYAK(FM) and WMYB(FM) in Myrtle Beach, SC; and KOLL(FM) in Little Rock, AR.